Exhibit 99.1

For Immedediate Release

Contact: Bob LaRose
Landstar System, Inc.
www.landstar.com
904-398-9400

July 14, 2005

LANDSTAR SYSTEM REPORTS RECORD SECOND QUARTER REVENUE,

NET INCOME AND DILUTED EARNINGS PER SHARE

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported record second quarter net income in 2005 of $23.5 million, or $.39 per diluted share. Net income in the 2004 second quarter was $17.6 million, or $.29 per diluted share. Revenue increased approximately 12 percent to a record $539 million for the thirteen-week period ended June 25, 2005, up from $482 million for the thirteen-week period ended June 26, 2004. Operating margin was 7.3 percent in the 2005 second quarter, compared to 6.1 percent in the 2004 second quarter.

Landstar’s carrier group of companies generated $412 million of revenue in the 2005 second quarter, compared with revenue of $364 million in the 2004 second quarter. In the 2005 and 2004 second quarters, the carrier group invoiced customers $28.7 million and $13.7 million, respectively, of fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar’s multimodal services group of companies generated $119 million of revenue in the 2005 second quarter compared with $111 million of revenue in the 2004 second quarter.

Net income for the twenty-six-week period ended June 25, 2005 was $41.4 million, or $.68 per diluted share, compared to $25.7 million, or $.42 per diluted share, for the twenty-six-week period ended June 26, 2004. The 2004 period included $7.6 million of costs to settle one severe accident. This charge, net of related income tax benefits, reduced net income by $4.9 million, or $.08 per diluted share. Revenue was $1.041 billion in the 2005 first half, compared to revenue of $903 million in the 2004 first half. Operating margin for the 2005 twenty-six-week period was 6.6 percent, compared with 4.8 percent in the 2004 twenty-six-week period. Operating Margin in the 2004 twenty-six-week period was reduced .8 percent by the previously referred to accident.

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Landstar’s carrier group of companies generated $784 million of revenue in the twenty-six-week period ended June 25, 2005, compared with $685 million in the twenty-six-week period ended June 26, 2004. In the 2005 and 2004 twenty-six-week periods, the carrier group invoiced customers $49.3 million and $22.0 million, respectively, of fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar’s multimodal services group of companies generated $243 million of revenue in the 2005 twenty-six-week period compared with $203 million in the 2004 period.

“I am pleased with Landstar’s 2005 second quarter performance,” said Landstar President and CEO Henry Gerkens. “Consolidated revenue increased 12 percent over the 2004 second quarter, making it the seventh consecutive quarter of double digit revenue growth. Revenue generated through truck brokerage increased 39 percent quarter over quarter. In addition, operating margin improved by 120 basis points and diluted earnings per share increased 34 percent. We increased the number of available third party truck capacity providers to 27,903, an increase of 1,083 since the beginning of the 2005 second quarter and 1,882 since the beginning of the year.”

“Trailing twelve-month return on average equity remained high at 46.5 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 31.2 percent. During the second quarter, Landstar purchased 1,428,962 shares of its common stock at a total cost of $45,712,000, bringing the total number of shares purchased during the first half of 2005 to 2,421,380 at a total cost of $80,659,000.” Gerkens said. “The Company has the ability to purchase an additional 976,900 shares of its common stock under its authorized share repurchase program.”

“Based upon the current operating environment and exclusive of any revenue in the 2005 third quarter generated under the Landstar Express America contract with the FAA relating to disaster relief efforts, I anticipate revenue growth for the third quarter of the 2005 fiscal year to be within a range of 6 to 10 percent and 12 to 16 percent excluding from 2004 third quarter revenue the $27,887,000 of revenue related to disaster relief efforts for the storms that impacted the southeastern United States. I anticipate earnings for the third quarter to be within the current

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range of analysts’ earnings estimates, as reported by FIRST CALL, of $.36 to $.41 per diluted share.”

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2 pm ET. To access the webcast, visit the company’s website at www.landstar.com. Click on Investors and then the webcast icon.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements, which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions, including any such expressions with respect to the level of comfort with analyst estimates, are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing accident claims; dependence on independent sales agents; dependence on third party capacity providers; disruptions or failures in our computer systems; a downturn in domestic economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2004 fiscal year, described in the section Factors That May Affect Future Results and/or Forward-Looking Statements, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

Landstar System, Inc. delivers safe, specialized transportation services to a broad range of customers throughout North America. The Company identifies and fulfills shippers’ needs through the coordination of individual businesses comprised of independent sales agents and third-party

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transportation capacity providers. Landstar’s carrier group, which is comprised of Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc., Landstar Ranger, Inc. and Landstar Carrier Services, Inc., delivers excellence in complete over-the-road transportation services. Landstar’s multimodal group which is comprised of Landstar Express America, Inc. and Landstar Logistics, Inc. provides expedited, contract logistics and intermodal transportation services. All Landstar operating companies are certified to ISO 9001:2000 quality management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida and its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables follow)

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Landstar System, Inc.

Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 25,	June 26,	June 25,	June 26,
	2005	2004	2005	2004
Revenue	$1,041,316	$903,329	$539,104	$482,303
Investment income	1,235	542	696	239

Costs and expenses:
Purchased transportation	783,092	674,093	405,514	360,296
Commissions to agents	82,039	70,637	42,913	38,203
Other operating costs	16,615	18,776	7,917	8,882
Insurance and claims	22,904	33,454	9,779	12,748
Selling, general and administrative	60,823	57,188	30,520	29,778
Depreciation and amortization	7,928	6,566	3,966	3,367

Total costs and expenses	973,401	860,714	500,609	453,274

Operating income	69,150	43,157	39,191	29,268
Interest and debt expense	1,989	1,551	1,052	783

Income before income taxes	67,161	41,606	38,139	28,485
Income taxes	25,790	15,914	14,646	10,895

Net income	$41,371	$25,692	$23,493	$17,590

Earnings per common share(1)	$0.69	$0.43	$0.40	$0.29

Diluted earnings per share(1)	$0.68	$0.42	$0.39	$0.29

Average number of shares outstanding:
Earnings per common share(1)	59,878,000	59,786,000	59,402,000	59,863,000

Diluted earnings per share(1)	61,240,000	61,505,000	60,639,000	61,587,000

(1)	All 2004 earnings per share amounts and average number of shares outstanding have been adjusted to give retroactive effect to a two-for-one stock split effected in the form of a 100% stock dividend declared December 9, 2004.

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Landstar System, Inc.
Selected Segment Information
(Dollars in thousands)
(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 25,	June 26,	June 25,	June 26,
	2005	2004	2005	2004
External Revenue

Carrier segment	$783,521	$685,195	$412,478	$363,587
Multimodal segment	242,588	203,287	118,892	111,273
Insurance segment	15,207	14,847	7,734	7,443

External revenue	$1,041,316	$903,329	$539,104	$482,303

Operating Income

Carrier segment	$70,933	$55,139	$39,575	$31,442
Multimodal segment	9,512	6,013	4,161	3,274
Insurance segment	11,628	3,038	7,536	5,864
Other	(22,923)	(21,033)	(12,081)	(11,312)

Operating income	$69,150	$43,157	$39,191	$29,268

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Landstar System, Inc.

Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	June 25,	December 25,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$61,885	$61,684
Short-term investments	25,998	21,942
Trade accounts receivable, less allowance of $4,268 and $4,021	279,840	338,774
Other receivables, including advances to independent contractors, less allowance of $4,382 and $4,245	14,274	13,929
Deferred income taxes and other current assets	24,158	13,503

Total current assets	406,155	449,832

Operating property, less accumulated depreciation and amortization of $66,474 and $65,315	80,604	76,834
Goodwill	31,134	31,134
Other assets	25,490	26,712

Total assets	$543,383	$584,512

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$24,586	$23,547
Accounts payable	104,693	120,197
Current maturities of long-term debt	7,844	8,797
Insurance claims	33,144	32,612
Other current liabilities	52,013	54,926

Total current liabilities	222,280	240,079

Long-term debt, excluding current maturities	93,774	83,293
Insurance claims	33,159	32,430
Deferred income taxes	14,106	15,871

Shareholders’ equity:
Common stock, $.01 par value, authorized 160,000,000 and 80,000,000 shares, issued 63,605,986 and 63,154,190 shares	636	632
Additional paid-in capital	49,213	43,845
Retained earnings	337,307	295,936
Cost of 4,893,210 and 2,490,930 shares of common stock in treasury	(206,835)	(127,151)
Accumulated other comprehensive income (loss)	(62)	47
Notes receivable arising from exercises of stock options	(195)	(470)

Total shareholders’ equity	180,064	212,839

Total liabilities and shareholders’ equity	$543,383	$584,512

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Landstar System, Inc.
Supplemental Information
(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 25,	June 26,	June 25,	June 26,
	2005	2004	2005	2004
Carrier Segment
External revenue generated through (in thousands):
Business Capacity Owners (1)	$599,222	$578,091	$316,547	$305,860
Other third party truck capacity providers	184,299	107,104	95,931	57,727

	$783,521	$685,195	$412,478	$363,587

Revenue per revenue mile	$1.81	$1.75	$1.82	$1.76

Revenue per load	$1,454	$1,315	$1,463	$1,362

Average length of haul (miles)	802	752	802	774

Number of loads	539,000	521,000	282,000	267,000

Multimodal Segment
External revenue generated through (in thousands):
Business Capacity Owners (1) (2)	$35,335	$33,888	$17,497	$18,475
Other third party truck capacity providers	154,665	118,778	75,584	65,294
Rail, Air, and Ocean Carriers	52,588	50,621	25,811	27,504

	$242,588	$203,287	$118,892	$111,273

Revenue per load (5)	$1,484	$1,374	$1,431	$1,391

Number of loads (5)	158,000	148,000	82,000	80,000

	As of	As of
	June 25,	June 26,
	2005	2004
Capacity
Business Capacity Owners (1) (3)	7,840	7,629

Other third party truck capacity providers:
Approved and active (4)	12,458	9,800
Approved	7,605	6,416

	20,063	16,216

Total available truck capacity providers	27,903	23,845

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes revenue generated through Carrier Segment Business Capacity Owners.

(3)	Trucks provided by business capacity owners were 8,609 and 8,560, respectively.

(4)	Active refers to other third party truck capacity providers who have moved at least one load in the past 180 days.

(5)	Number of loads and revenue per load excludes the effect of revenue derived from emergency transportation services provided under the FAA contract.